UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  March 2, 2012 (March 1, 2012)

NETSOL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation	000-22773 (Commission File Number)	95-4627685 (IRS Employer Identification No.)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On March 1, 2012,  NetSol Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. as underwriter (the “Underwriter”), relating to the public offering, issuance and sale of 14,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”) at a public offering price of $0.40 per share.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company and its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Aegis Capital Corp., as representatives of the Underwriters, subject to certain exceptions.

The Common Stock are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-177483) filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2011, as amended on November 29, 2011, December 23, 2011 and January 17, 2012 and declared effective by the SEC on January 26, 2012 (the “Registration Statement”), as supplemented by the preliminary prospectus supplement dated February 14, 2012 and filed with the SEC on February 15, 2012 and the final prospectus supplement dated and filed with the SEC on March 2, 2012 (the “Prospectus Supplement”). A copy of the opinion of Oswald & Yap LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the sale of the Common Stock is expected to be approximately $5,086,000, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 45 calendar day option which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 2,175,000 shares of Common Stock to cover over-allotments, if any.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.  The offering is expected to close on or about March 7, 2012, subject to customary closing conditions.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Prospectus Supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 8.01             Other Events

On March 1, 2011, the Company issued a press release announcing that it had priced the offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2012, by and among NetSol Technologies, Inc. and the underwriters named on Schedule I thereto.

5.1	Opinion of Oswald & Yap LLP

23.1	Consent of Oswald & Yap (included in Opinion of Oswald & Yap LLP filed as Exhibit 5.1)

99.1	Press release of Netsol Technologies, Inc., dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: March 2, 2012                                                                         /s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer